Earnings Release and Supplemental Information

Q3 2022

CONTACT:	1775 Eye Street, NW, Suite 1000
Amy Hopkins	Washington, DC 20006
Vice President, Investor Relations	Tel 202-774-3198
E-Mail: ahopkins@elmecommunities.com	Fax 301-984-9610
www.elmecommunities.com

October 27, 2022

Elme Communities Announces Third Quarter 2022 Results
Elme Communities (the “Company”) (NYSE: ELME), a multifamily REIT with properties in the Washington metro area and the Sunbelt, reported financial and operating results today for the quarter ended September 30, 2022:
Financial Results
•Net loss was $10.7 million, or $0.12 per diluted share
•NAREIT FFO was $12.9 million, or $0.15 per diluted share
•Core FFO was $20.5 million, or $0.23 per diluted share
•Net Operating Income (NOI) was $35.0 million
Operational Highlights
•Same-store multifamily NOI increased by 10.4% compared to the prior year period and continues to accelerate into the fourth quarter
•Effective new Lease Rate Growth was 10.5%, effective renewal Lease Rate Growth was 10.1%, and effective blended Lease Rate Growth was 10.3% during the quarter for our same-store portfolio
•Effective new Lease Rate Growth was 13.8%, effective renewal Lease Rate Growth was 18.4%, and effective blended Lease Rate Growth was 16.3% during the quarter for our non-same store portfolio
•Post quarter end, to date we have achieved effective blended Lease Rate Growth of 9.7% for our non-same store portfolio and 7.1% for our same-store portfolio
•Same-store retention was 60%, unchanged compared to the prior year period, and above the historical average while achieving very strong double-digit renewal lease rate growth
•Same-store multifamily Average Occupancy decreased 20 basis points from the third quarter of 2021 to 95.6%, in line with the targeted range
•Same-store multifamily occupancy increased post quarter-end to 95.7% as of October 27, 2022

Transformation Update
•Rebranded as Elme Communities to reflect our ongoing commitment to elevating the value-living experience for our residents. The name change follows our transformation into a focused multifamily company, and geographic expansion into Sunbelt markets.
•Began onboarding multifamily community-level operations from third party property managers. Two communities have been successfully onboarded onto our redesigned, technology-forward operating model. The Company expects to transition the remaining 25 multifamily communities in phases through mid-2023 and for the full transition to yield revenue and cost benefits.
•The Company is actively evaluating opportunities that will create additional value for shareholders and has the capacity to acquire approximately $125 million while remaining within our targeted leverage range.

Elme Communities

Subsequent to quarter end, the Company re-evaluated its yield requirements and determined, given shifting market conditions, that it no longer anticipates it will complete additional acquisitions this year.
Liquidity Position
•Available liquidity was more than $650 million as of September 30, 2022, consisting of availability under the Company's revolving credit facility and cash on hand
•Following the extinguishment of approximately $77 million secured debt via a defeasance process, as of September 1, 2022, the Company has no secured debt
•The Company has no scheduled debt maturities until July 2023

"Becoming Elme Communities represents the culmination of our multifamily portfolio transformation, geographic expansion, and technology-forward infrastructure revamp," said Paul T. McDermott, President and CEO. "It's the start of a new trajectory, positioning us to capitalize on the opportunity to be a differentiated provider of multifamily homes. Our transformation is already delivering positive results, and we have begun the process of successfully transitioning our community level operations to internal management. We look forward to discussing how this and the other changes that we've made set us up to deliver better revenue generation, expense base optimization and profitable growth on our earnings call."

Third Quarter Operating Results
▪Same-store Multifamily NOI - Same-store NOI increased 10.4% compared to the corresponding prior year period driven primarily by higher base rent and lower concessions. Average occupancy for the quarter decreased 20 basis points from the prior year period to 95.6%.
▪Other same-store NOI - Our Other same-store portfolio is comprised of one asset, Watergate 600. Other same-store NOI increased by 6.2% compared to the corresponding prior year period due to higher rental and parking income. Watergate 600 was 92.4% occupied and 92.4% leased at quarter end.

"Our strong third quarter financial performance further positions us to deliver historical growth in 2023," said Stephen E. Riffee, Executive Vice President and CFO. "We are on track to deliver Core FFO growth of approximately 14% in 2023 based on the midpoint of our guidance range, our strongest in 20 years. While the capital markets continue to show disruption, we are well-positioned until we can resume scaling our portfolio. We believe that our focus on value-oriented price points and presence in historically stable economies provides relative strength across economic cycles, and we have a well-positioned balance sheet with low leverage and strong liquidity. Furthermore, we have the opportunity to deliver better overall operating performance once our community onboarding process is complete."

2022 Guidance

With only one quarter remaining, management is maintaining the midpoint of its 2022 Core FFO guidance and tightening the range by $0.02 per fully diluted share to $0.87 to $0.89 per fully diluted share. The following assumptions are included in the Core FFO guidance for 2022:

Full Year 2022 Outlook on Key Assumptions and Metrics
•Same-store multifamily NOI growth is now expected to range between 8.75% to 9.25%, which represents a tightened range and continues to represent 9.0% at the midpoint
•Same-store multifamily and Trove NOI, which was fully delivered and invested by the start of 2021, is now expected to grow between 12.5% and 13.0%, which represents a tightened range and continues to represent 12.75% at the midpoint
•Non-same-store multifamily NOI is now expected to range from $22.25 million to $22.75 million in 2022, which represents a tightened range and continues to represent $22.5 million at the midpoint

Elme Communities

•Other same-store NOI, which consists solely of Watergate 600, is expected to range from $13.25 million to $13.75 million
•Property management expense is now expected to be approximately $7.5 million, which reflects a $0.25 million decline at the midpoint
•G&A, net of core adjustments, is now expected to range from $26.0 million to $26.5 million, which reflects an increase of $0.25 million at the midpoint
•Interest expense is now expected to range from $24.5 million to $25.0 million, which reflects a lower midpoint of $24.75 million following the determination that the Company will not complete additional acquisitions in this year
•Transformation costs are now expected to be approximately $10.0 million, which reflects a decrease of $1.0 million compared to prior guidance
•No additional acquisitions are assumed in 2022 due to changing market conditions
•Core AFFO payout ratio is expected to be in the mid-70% range

Full Year 2022
Core FFO per diluted share	$0.87 - $0.89
Net Operating Income
Same-store multifamily NOI growth	8.75% - 9.25%
Same-store multifamily and Trove NOI growth	12.5% - 13.0%
Non-same-store multifamily NOI (a)	$22.25 million - $22.75 million
Non-residential NOI (b)	~$0.775 million
Other same-store NOI (c)	$13.25 million - $13.75 million
Expenses
Property management expense	~$7.5 million
G&A, net of core adjustments	$26.0 million - $26.5 million
Interest expense	$24.5 million - $25.0 million
Capitalized interest (d)	~$0.3 million
Transformation costs	~$10 million

(a) Includes Trove, The Oxford, Assembly Eagles Landing, Carlyle of Sandy Springs, Alder Park, Marietta Crossing, and Riverside Development. Guidance does not contemplate any additional acquisitions or dispositions.
(b) Includes revenues and expenses from retail operations at multifamily communities
(c) Consists of Watergate 600
(d) Capitalized interest was $0.3 million year-to-date and is expected to be the same amount for the full year 2022 due to the suspension of development activities at Riverside.

2023 Guidance

Management is reaffirming its 2023 Core FFO, which is expected to range from $0.96 to $1.04 per fully diluted share. The following assumptions are included in the Core FFO guidance for 2023:
Full Year 2023 Outlook on Key Assumptions and Metrics
•Same-store multifamily NOI growth is expected to range from 9.0% to 11.0%, which reflects year-over-year growth of 10% at the midpoint further building on the double-digit NOI growth expected in the second half of 2022.
•Non-same-store multifamily NOI is now expected to range from $12.75 million to $13.75 million following the determination that the Company will not complete additional acquisitions in 2022
•Other same-store NOI, which consists solely of Watergate 600, is expected to range from $13.0 million to $13.75 million

Elme Communities

•Property management expense is now expected to range from $8.0 million to $8.5 million, which reflects a decrease at the midpoint compared to our prior guidance following the determination that the Company will not complete additional acquisitions in 2022
•G&A, net of core adjustments, is expected to range from $26.25 million to $27.25 million
•Interest expense is now expected to range from $27.5 million to $28.5 million following the determination that the Company will not complete additional acquisitions in 2022
•No acquisitions are assumed in 2023. The Company has acquisition capacity and will update guidance if an acquisition is identified.

Full Year 2023
Core FFO per diluted share	$0.96 - $1.04
Net Operating Income
Same-store multifamily NOI growth	9.0% - 11.0%
Non-same-store multifamily NOI (a)	$12.75 million - $13.75 million
Non-residential NOI (b)	~$0.75 million
Other same-store NOI (c)	$13.0 million - $13.75 million
Expenses
Property management expense	$8.0 million - $8.5 million
G&A, net of core adjustments	$26.25 million - $27.25 million
Interest expense	$27.5 million - $28.5 million
Transformation Costs (d)	$2.5 million - $3.5 million
(a) Includes Carlyle of Sandy Springs, Alder Park, Marietta Crossing, and Riverside Development. Guidance does not contemplate any additional acquisitions or dispositions.
(b) Includes revenues and expenses from retail operations at multifamily communities
(c) Consists of Watergate 600
(d) Represents the final costs related to the internalization of community-level operations

Elme Communities' 2022 and 2023 Core FFO guidance and outlook are based on a number of factors, many of which are outside the Company's control and all of which are subject to change. Elme Communities may change the guidance provided during the year as actual and anticipated results vary from these assumptions, but Elme Communities undertakes no obligation to do so.

2022 Guidance Reconciliation Table

A reconciliation of projected net loss per diluted share to projected Core FFO per diluted share for the full year ending December 31, 2022 is as follows:

	Low	High
Net loss per diluted share	$(0.38)	$(0.36)
Real estate depreciation and amortization	1.06	1.06
NAREIT FFO per diluted share	0.68	0.70
Core adjustments	0.19	0.19
Core FFO per diluted share	$0.87	$0.89

Elme Communities

2023 Guidance Reconciliation Table

A reconciliation of projected net loss per diluted share to projected Core FFO per diluted share for the full year ending December 31, 2023 is as follows:

	Low	High
Net loss per diluted share	$(0.16)	$(0.09)
Real estate depreciation and amortization	1.09	1.09
NAREIT FFO per diluted share	0.93	1.00
Core adjustments	0.03	0.04
Core FFO per diluted share	$0.96	$1.04

Dividends

On October 5, 2022, Elme Communities paid a quarterly dividend of $0.17 per share.

Elme Communities announced today that its Board of Trustees has declared a quarterly dividend of $0.17 per share to be paid on January 5, 2023 to shareholders of record on December 22, 2022.

Presentation Webcast and Conference Call Information

The Third Quarter 2022 Earnings Call is scheduled for Friday, October 28, 2022 at 10:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:            1-888-506-0062
International Toll Number:        1-973-528-0011
Conference ID:                163450

The instant replay of the Earnings Call will be available until Friday, November 11, 2022. Instant replay access information is as follows:

USA Toll Free Number:            1-877-481-4010
International Toll Number:        1-919-882-2331
Conference ID:                46576

The live on-demand webcast of the Conference Call with presentation slides will be available on the Investor section of Elme Communities' website at www.elmecommunities.com. Online playback of the webcast and presentation slides will be available following the Conference Call.

Elme Communities

About Elme Communities
Elme Communities (formerly known as Washington Real Estate Investment Trust or WashREIT) is committed to elevating what home can be for middle-income renters by providing a higher level of quality, service, and experience. The company is a multifamily real estate investment trust that owns and operates approximately 8,900 apartment homes in the Washington, DC metro and the Sunbelt, and owns approximately 300,000 square feet of commercial space. Focused on providing quality, affordable homes to a deep, solid, and underserved base of mid-market demand, Elme Communities is building long-term value for shareholders.
Note: Elme Communities' press releases and supplemental financial information are available on the Company website at www.elmecommunities.com or by contacting Investor Relations at (202) 774-3200.

Forward Looking Statements
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: risks associated with our ability to execute on our strategies, including new strategies with respect to our operations and our portfolio, including the acquisition of residential properties in the Southeastern markets, on the terms anticipated, or at all, the operational benefits from our operating model redesign on the timing contemplated or at all, and to realize any anticipated returns and benefits, including the performance of any acquired residential properties at the levels anticipated; the risks associated with ownership of real estate in general and our real estate assets in particular; whether actual Core FFO will be consistent with expectations; the economic health of the areas in which our properties are located, particularly with respect to greater Washington, DC metro region and the larger Southeastern region; the risk of failure to enter into and/or complete contemplated acquisitions and dispositions, at all, within the price ranges anticipated and on the terms and timing anticipated; changes in the composition of our portfolio; fluctuations in interest rates and other risks related to changes in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers; the economic health of our residents; the ultimate duration of the COVID-19 global pandemic, including any mutations thereof, the actions taken to contain the pandemic or mitigate its impact, the direct and indirect economic effects of the pandemic and containment measures, the effectiveness and willingness of people to take COVID-19 vaccines, and the duration of associated immunity and efficacy of the vaccines against emerging variants of COVID-19; the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdown or a recession and geopolitical conflicts); compliance with applicable laws and corporate social responsibility goals, including those concerning the environment and access by persons with disabilities; the risks related to not having adequate insurance to cover potential losses; changes in the market value of securities; terrorist attacks or actions and/or cyber-attacks; whether we will succeed in the day-to-day property management and leasing activities that we have previously outsourced; the availability and terms of financing and capital and the general volatility of securities markets; the risks related to our organizational structure and limitations of stock ownership; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2021 Form 10-K filed on February 18, 2022. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING RESULTS	2022	2021	2022	2021
Revenue
Real estate rental revenue	$54,603	$42,499	$153,787	$124,403
Expenses
Property operating and maintenance	13,092	9,901	35,404	28,655
Real estate taxes and insurance	6,469	5,544	19,893	16,525
Property management	1,916	1,499	5,462	4,448
General and administrative	6,403	7,909	20,998	19,838
Transformation costs	2,399	1,016	6,645	4,796
Depreciation and amortization	23,632	18,252	69,871	52,542
	53,911	44,121	158,273	126,804
Real estate operating income (loss)	692	(1,622)	(4,486)	(2,401)
Other income (expense)
Interest expense	(6,582)	(8,106)	(18,388)	(28,387)
Loss on interest rate derivatives	—	(106)	—	(5,866)
Loss on extinguishment of debt	(4,917)	(12,727)	(4,917)	(12,727)
Other income	68	231	454	3,037
	(11,431)	(20,708)	(22,851)	(43,943)
Loss from continuing operations	(10,739)	(22,330)	(27,337)	(46,344)
Discontinued operations:
Income from operations of properties sold or held for sale	—	7,208	—	23,083
Gain on sale of real estate, net	—	46,441	—	46,441
Income from discontinued operations	—	53,649	—	69,524
Net (loss) income	$(10,739)	$31,319	$(27,337)	$23,180

Loss from continuing operations	$(10,739)	$(22,330)	$(27,337)	$(46,344)
Depreciation and amortization	23,632	18,252	69,871	52,542
Funds from continuing operations	12,893	(4,078)	42,534	6,198

Income from discontinued operations	—	53,649	—	69,524
Discontinued operations real estate depreciation and amortization	—	—	—	22,904
Gain on sale of real estate, net	—	(46,441)	—	(46,441)
Funds from discontinued operations	—	7,208	—	45,987

NAREIT funds from operations	$12,893	$3,130	$42,534	$52,185

Non-cash loss on extinguishment of debt	$4,873	$833	$4,873	$833
Tenant improvements and incentives, net of reimbursements	—	(331)	(1,025)	(904)
Leasing commissions capitalized	—	(378)	—	(2,784)
Recurring capital improvements	(2,404)	(1,485)	(5,026)	(3,508)
Straight-line rents, net	(112)	(347)	(437)	(1,520)
Non-cash fair value interest expense	105	—	210	—
Non-real estate depreciation & amortization of debt costs	1,158	1,330	3,517	4,024
Amortization of lease intangibles, net	(227)	(32)	(608)	540
Amortization and expensing of restricted share and unit compensation	1,917	2,651	6,157	6,478
Adjusted funds from operations	$18,203	$5,371	$50,195	$55,344

Elme Communities

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2022	2021	2022	2021
Loss from continuing operations	(Basic)	$(0.12)	$(0.26)	$(0.32)	$(0.55)
	(Diluted)	$(0.12)	$(0.26)	$(0.32)	$(0.55)
Net (loss) income	(Basic)	$(0.12)	$0.37	$(0.32)	$0.27
	(Diluted)	$(0.12)	$0.37	$(0.32)	$0.27
NAREIT FFO	(Basic)	$0.15	$0.04	$0.48	$0.61
	(Diluted)	$0.15	$0.04	$0.48	$0.61

Dividends paid		$0.17	$0.17	$0.51	$0.77

Weighted average shares outstanding - basic		87,453	84,496	87,354	84,457
Weighted average shares outstanding - diluted		87,453	84,496	87,354	84,457
Weighted average shares outstanding - diluted (for NAREIT FFO)		87,564	84,586	87,447	84,534

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Land	$373,171	$322,623
Income producing property	1,882,235	1,642,147
	2,255,406	1,964,770
Accumulated depreciation and amortization	(461,293)	(402,560)
Net income producing property	1,794,113	1,562,210
Properties under development or held for future development	31,232	30,631
Total real estate held for investment, net	1,825,345	1,592,841
Cash and cash equivalents	8,436	233,600
Restricted cash	1,437	620
Rents and other receivables	16,088	15,067
Prepaid expenses and other assets	28,228	33,866
Total assets	$1,879,534	$1,875,994

Liabilities
Notes payable, net	$497,247	$496,946
Line of credit	43,000	—
Accounts payable and other liabilities	36,219	40,585
Dividend payable	14,919	14,650
Advance rents	1,489	2,082
Tenant security deposits	5,461	4,669
Total liabilities	598,335	558,932

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 150,000 and 100,000 shares authorized; 87,504 and 86,261 shares issued and outstanding, as of September 30, 2022 and December 31, 2021, respectively	875	863
Additional paid in capital	1,728,840	1,697,477
Distributions in excess of net income	(434,539)	(362,494)
Accumulated other comprehensive loss	(14,278)	(19,091)
Total shareholders' equity	1,280,898	1,316,755

Noncontrolling interests in subsidiaries	301	307
Total equity	1,281,199	1,317,062

Total liabilities and equity	$1,879,534	$1,875,994

Elme Communities

The following tables contain reconciliations of net loss to NOI for the periods presented (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income	$(10,739)	$31,319	$(27,337)	$23,180
Adjustments:
Property management expense	1,916	1,499	5,462	4,448
General and administrative expense	6,403	7,909	20,998	19,838
Transformation costs	2,399	1,016	6,645	4,796
Real estate depreciation and amortization	23,632	18,252	69,871	52,542
Interest expense	6,582	8,106	18,388	28,387
Loss on interest rate derivatives	—	106	—	5,866
Loss on extinguishment of debt, net	4,917	12,727	4,917	12,727
Other income	(68)	(231)	(454)	(3,037)
Discontinued operations:
Income from operations of properties sold or held for sale	—	(7,208)	—	(23,083)
Gain on sale of real estate, net	—	(46,441)	—	(46,441)
Total Net Operating Income (NOI)	$35,042	$27,054	$98,490	$79,223

Multifamily NOI:
Same-store portfolio	$24,740	$22,405	$72,274	$67,052
Acquisitions	4,993	276	10,669	276
Development	1,770	1,000	4,922	1,732
Non-residential	188	219	593	575
Total	31,691	23,900	88,458	69,635

Other NOI (Watergate 600)	3,351	3,154	10,032	9,588
Total NOI	$35,042	$27,054	$98,490	$79,223

Elme Communities

The following table contains a reconciliation of net loss to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended September 30,		Nine Months Ended September 30,
		2022	2021	2022	2021
Net (loss) income		$(10,739)	$31,319	$(27,337)	$23,180
Add:
Real estate depreciation and amortization		23,632	18,252	69,871	52,542
Discontinued operations:
Gain on sale of real estate, net		—	(46,441)	—	(46,441)
Real estate depreciation and amortization		—	—	—	22,904
NAREIT funds from operations		12,893	3,130	42,534	52,185
Add:
Structuring expenses		121	—	1,101	—
Loss on extinguishment of debt, net		4,917	12,727	4,917	12,727
Loss on interest rate derivatives		—	106	—	5,866
Severance expense		—	—	474	173
Transformation costs		2,399	1,016	6,645	4,796
Write-off of pursuit costs		174	—	174	—
Core funds from operations		$20,504	$16,979	$55,845	$75,747

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2022	2021	2022	2021
NAREIT FFO	(Basic)	$0.15	$0.04	$0.48	$0.61
	(Diluted)	$0.15	$0.04	$0.48	$0.61
Core FFO	(Basic)	$0.23	$0.20	$0.64	$0.89
	(Diluted)	$0.23	$0.20	$0.64	$0.89

Weighted average shares outstanding - basic		87,453	84,496	87,354	84,457
Weighted average shares outstanding - diluted (for NAREIT and Core FFO)		87,564	84,586	87,447	84,534

Elme Communities

Non-GAAP Financial Measures
Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses and gain from non-disposal activities and transformation costs. Adjusted EBITDA is included herein because we believe it helps investors and lenders understand our ability to incur and service debt and to make capital expenditures. Adjusted EBITDA is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.
Adjusted Funds From Operations (“AFFO”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. AFFO is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Adjusted Funds From Operations ("Core AFFO") is calculated by adjusting AFFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) non-share-based executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from FAD, as appropriate, (5) relocation expense, (6) transformation costs and (7) write-off of pursuit costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core AFFO serves as a useful, supplementary performance measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Funds From Operations (“Core FFO”) is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, (5) relocation expense, (6) transformation costs and (7) write-off of pursuit costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
NAREIT Funds From Operations (“FFO”) is defined by 2018 National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) FFO White Paper Restatement, as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our FFO may not be comparable to FFO reported by other real estate investment trusts. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.
Net Operating Income (“NOI”), defined as real estate rental revenue less direct real estate operating expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses and gain or loss on extinguishment of debt. NOI does not include management expenses, which consist of corporate property management costs and property management fees paid to third parties. They are the primary performance measures we use to assess the results of our operations at the property level. We also present NOI on a cash basis ("Cash NOI") which is calculated as NOI less the impact of straight-lining apartment rent concessions. We believe that each of NOI and Cash NOI is a useful performance measure because, when compared across periods, they reflect the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI and Cash NOI exclude certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily

Elme Communities

linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide each NOI and Cash NOI as a supplement to net income, calculated in accordance with GAAP. NOI and Cash NOI do not represent net income or income from continuing operations calculated in accordance with GAAP. As such, neither should be considered an alternative to these measures as an indication of our operating performance.

Other Definitions
Average Effective Monthly Rent Per Home represents the average of effective rent (net of concessions) for in-place leases and the market rent for vacant homes.
Average Occupancy is based on average daily occupied apartment homes as a percentage of total apartment homes.
Current Strategy represents the class of each community in our portfolio based on a set of criteria. Our strategies consist of the following subcategories: Class A, Class A-, Class B Value-Add and Class B. A community's class is dependent on a variety of factors, including its vintage, site location, amenities and services, rent growth drivers and rent relative to the market.
•Class A communities are recently-developed, well-located, have competitive amenities and services and command average rental rates well above market median rents.
•Class A- communities have been developed within the past 20 years and feature operational improvements and unit upgrades and command rents at or above median market rents.
•Class B Value-Add communities are over 20 years old but feature operational improvements and strong potential for unit renovations. These communities command average rental rates below median market rents for units that have not been renovated.
•Class B communities are over 20 years old, feature operational improvements and command average rental rates below median market rents.
Debt Service Coverage Ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities by interest expense (including interest expense from discontinued operations) and principal amortization.
Debt to Total Market Capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.
Earnings to Fixed Charges Ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.
Ending Occupancy is calculated as occupied homes as a percentage of total homes as of the last day of that period.
Lease Rate Growth is defined as the average percentage change in either gross (excluding the impact of concessions) or effective rent (net of concessions) for a new or renewed multifamily lease compared to the prior lease based on the move-in date. The blended rate represents the weighted average of new and renewal lease rate growth achieved.
Recurring Capital Expenditures represent non-accretive building improvements required to maintain current revenues. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard".
Retention represents the percentage of multifamily leases renewed that were set to expire in the period presented.
Same-store Portfolio Properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We categorize our properties as "same-store" or "non-same-store" for purposes of evaluating comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. Development properties are categorized as same-store when they have reached stabilized occupancy (90%) before the start of the prior year. We define redevelopment properties as those for which have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. We currently have two same-store portfolios: "Same-store multifamily" which is comprised of our same-store apartment communities and "Other same-store" which is comprised of our Watergate 600 commercial property.
Transformation Costs include costs related to the strategic shift away from the commercial sector to the residential sector, including the allocation of internal costs, consulting, advisory and termination benefits.

Table of Contents
September 30, 2022

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Nine Months Ended				Three Months Ended
OPERATING RESULTS	September 30, 2022		September 30, 2021		September 30, 2022		June 30, 2022		March 31, 2022		December 31, 2021		September 30, 2021
Revenues
Real estate rental revenue	$153,787		$124,403		$54,603		$51,380		$47,804		$44,748		$42,499
Expenses
Property operating and maintenance	(35,404)		(28,655)		(13,092)		(11,747)		(10,565)		(10,086)		(9,901)
Real estate taxes and insurance	(19,893)		(16,525)		(6,469)		(6,837)		(6,587)		(5,516)		(5,544)
Property management	(5,462)		(4,448)		(1,916)		(1,796)		(1,750)		(1,685)		(1,499)
General and administrative	(20,998)		(19,838)		(6,403)		(7,656)		(6,939)		(7,700)		(7,909)
Transformation costs	(6,645)		(4,796)		(2,399)		(2,023)		(2,223)		(1,839)		(1,016)
Depreciation and amortization	(69,871)		(52,542)		(23,632)		(24,039)		(22,200)		(20,114)		(18,252)
	(158,273)		(126,804)		(53,911)		(54,098)		(50,264)		(46,940)		(44,121)
Real estate operating (loss) income	(4,486)		(2,401)		692		(2,718)		(2,460)		(2,192)		(1,622)
Other income (expense)
Interest expense	(18,388)		(28,387)		(6,582)		(6,156)		(5,650)		(5,676)		(8,106)
Loss on interest rate derivatives	—		(5,866)		—		—		—		—		(106)
Loss on extinguishment of debt	(4,917)		(12,727)		(4,917)		—		—		—		(12,727)
Other income	454		3,037		68		—		386		1,072		231
Loss from continuing operations	(27,337)		(46,344)		(10,739)		(8,874)		(7,724)		(6,796)		(22,330)
Discontinued operations:
Income from operations of properties sold or held for sale	—		23,083		—		—		—		—		7,208
Gain on sale of real estate, net	—		46,441		—		—		—		—		46,441
Income from discontinued operations	—		69,524		—		—		—		—		53,649
Net (loss) income	$(27,337)		$23,180		$(10,739)		$(8,874)		$(7,724)		$(6,796)		$31,319
Per Share Data:
Net (loss) income	$(0.32)		$0.27		$(0.12)		$(0.10)		$(0.09)		$(0.08)		$0.37
Fully diluted weighted average shares outstanding	87,354		84,457		87,453		87,392		87,214		84,804		84,496
Percentage of Revenues:
General and administrative expenses	13.7%		15.9%		11.7%		14.9%		14.5%		17.2%		18.6%
Net (loss) income	(17.8)%		18.6%		(19.7)%		(17.3)%		(16.2)%		(15.2)%		73.7%
Ratios:
Adjusted EBITDA / Interest expense	4.1	x	3.7	x	4.1	x	4.0	x	4.1	x	3.6	x	3.1	x

Consolidated Balance Sheets (In thousands, except per share data) (Unaudited)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Assets
Land	$373,171	$373,171	$340,046	$322,623	$306,507
Income producing property	1,882,235	1,875,307	1,733,326	1,642,147	1,544,217
	2,255,406	2,248,478	2,073,372	1,964,770	1,850,724
Accumulated depreciation and amortization	(461,293)	(441,105)	(421,663)	(402,560)	(384,392)
Net income producing property	1,794,113	1,807,373	1,651,709	1,562,210	1,466,332
Properties under development or held for future development	31,232	31,220	31,157	30,631	30,254
Total real estate held for investment, net	1,825,345	1,838,593	1,682,866	1,592,841	1,496,586
Cash and cash equivalents	8,436	44,787	139,711	233,600	307,797
Restricted cash	1,437	1,984	636	620	605
Rents and other receivables	16,088	16,644	16,120	15,067	14,713
Prepaid expenses and other assets	28,228	32,865	37,391	33,866	33,109
Total assets	$1,879,534	$1,934,873	$1,876,724	$1,875,994	$1,852,810
Liabilities
Notes payable, net	$497,247	$497,135	$497,093	$496,946	$496,823
Mortgage notes payable, net	—	71,576	—	—	—
Line of credit	43,000	—	—	—	—
Accounts payable and other liabilities	36,219	39,890	33,184	40,585	38,864
Dividend payable	14,919	14,916	14,924	14,650	14,440
Advance rents	1,489	1,821	1,463	2,082	1,747
Tenant security deposits	5,461	5,439	4,817	4,669	4,480
Total liabilities	598,335	630,777	551,481	558,932	556,354
Equity
Preferred shares; $0.01 par value; 10,000 shares authorized	—	—	—	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized	875	874	874	863	846
Additional paid-in capital	1,728,840	1,727,031	1,725,828	1,697,477	1,656,821
Distributions in excess of net income	(434,539)	(408,882)	(385,108)	(362,494)	(341,052)
Accumulated other comprehensive loss	(14,278)	(15,229)	(16,656)	(19,091)	(20,468)
Total shareholders' equity	1,280,898	1,303,794	1,324,938	1,316,755	1,296,147
Noncontrolling interests in subsidiaries	301	302	305	307	309
Total equity	1,281,199	1,304,096	1,325,243	1,317,062	1,296,456
Total liabilities and equity	$1,879,534	$1,934,873	$1,876,724	$1,875,994	$1,852,810

Funds from Operations (In thousands, except per share data) (Unaudited)

	Nine Months Ended		Three Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Funds from operations (FFO) (1)
Net (loss) income	$(27,337)	$23,180	$(10,739)	$(8,874)	$(7,724)	$(6,796)	$31,319
Real estate depreciation and amortization	69,871	52,542	23,632	24,039	22,200	20,114	18,252
Discontinued operations:
Gain on sale of depreciable real estate, net	—	(46,441)	—	—	—	—	(46,441)
Real estate depreciation and amortization	—	22,904	—	—	—	—	—
NAREIT funds from operations (FFO)	42,534	52,185	12,893	15,165	14,476	13,318	3,130
Loss on extinguishment of debt	4,917	12,727	4,917	—	—	—	12,727
Loss on interest rate derivatives	—	5,866	—	—	—	—	106
Severance expense	474	173	—	—	474	—	—
Transformation costs	6,645	4,796	2,399	2,023	2,223	1,839	1,016
Insurance gain	—	—	—	—	—	(1,026)	—
Structuring expenses	1,101	—	121	980	—	—	—
Write-off of pursuit costs	174	—	174	—	—	—	—
Core FFO (1)	55,845	75,747	20,504	18,168	17,173	14,131	16,979

Allocation to participating securities (2)	(191)	(349)	(68)	(51)	(72)	(44)	(73)

NAREIT FFO per share - basic	$0.48	$0.61	$0.15	$0.17	$0.17	$0.16	$0.04
NAREIT FFO per share - fully diluted	$0.48	$0.61	$0.15	$0.17	$0.17	$0.16	$0.04

Core FFO per share - fully diluted	$0.64	$0.89	$0.23	$0.21	$0.20	$0.17	$0.20

Common dividend per share	$0.51	$0.77	$0.17	$0.17	$0.17	$0.17	$0.17
Average shares - basic	87,354	84,457	87,453	87,392	87,214	84,804	84,496
Average shares - fully diluted (for NAREIT FFO and Core FFO)	87,447	84,534	87,564	87,521	87,253	84,911	84,586
______________________________
(1) See "Definitions" on page 12 for the definitions of NAREIT FFO and Core FFO.
(2) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.

Adjusted Funds from Operations (In thousands, except per share data) (Unaudited)

	Nine Months Ended		Three Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Adjusted funds from operations (AFFO) (1)
NAREIT FFO	$42,534	$52,185	$12,893	$15,165	$14,476	$13,318	$3,130
Non-cash loss on extinguishment of debt	4,873	833	4,873	—	—	—	833
Tenant improvements and incentives, net of reimbursements	(1,025)	(904)	—	(476)	(549)	(642)	(331)
Leasing commissions capitalized	—	(2,784)	—	—	—	(24)	(378)
Recurring capital improvements	(5,026)	(3,508)	(2,404)	(1,384)	(1,238)	(1,366)	(1,485)
Straight-line rent, net	(437)	(1,520)	(112)	(135)	(190)	(218)	(347)
Non-cash fair value interest expense	210	—	105	105	—	—	—
Non-real estate depreciation and amortization of debt costs	3,517	4,024	1,158	1,151	1,208	1,241	1,330
Amortization of lease intangibles, net	(608)	540	(227)	(209)	(172)	(172)	(32)
Amortization and expensing of restricted share and unit compensation (2)	6,157	6,478	1,917	2,159	2,081	2,075	2,651
AFFO	50,195	55,344	18,203	16,376	15,616	14,212	5,371
Cash loss on extinguishment of debt	44	11,894	44	—	—	—	11,894
Loss on interest rate derivatives	—	5,866	—	—	—	—	106
Non-share-based severance expense	202	103	—	—	202	—	—
Structuring expenses	1,101	—	121	980	—	—	—
Transformation costs (3)	6,337	4,376	2,399	1,776	2,162	1,802	674
Insurance gain	—	—	—	—	—	(1,026)	—
Write-off of pursuit costs	174	—	174	—	—	—	—
Core AFFO (1)	$58,053	$77,583	$20,941	$19,132	$17,980	$14,988	$18,045
______________________________
(1) See "Definitions" on page 12 for the definitions of AFFO and Core AFFO
(2) Includes share award modifications related to transformation costs
(3) Excludes share award modifications related to transformation costs

Net Operating Income (NOI) - Multifamily (Dollars In thousands)

	Apartment Homes as of 9/30/2022	Nine Months Ended		Three Months Ended
		September 30, 2022	September 30, 2021	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Rental and other property revenues
Same-store	6,658	$112,702	$105,641	$38,771	$37,198	$36,733	$35,660	$35,408
Acquisitions	1,809	18,718	488	8,150	6,643	3,925	1,774	488
Development	401	7,642	4,152	2,711	2,500	2,431	2,223	1,846
Non-residential (1)	N/A	807	794	257	305	245	233	304
Total rental and other property revenues (2)	8,868	139,869	111,075	49,889	46,646	43,334	39,890	38,046

Property operating expenses
Same-store		40,428	38,589	14,031	13,259	13,138	12,523	13,003
Acquisitions		8,049	212	3,157	3,049	1,843	653	212
Development		2,720	2,420	941	934	845	838	846
Non-residential		214	219	69	70	75	73	85
Total property operating expenses		51,411	41,440	18,198	17,312	15,901	14,087	14,146

Net Operating Income (NOI)
Same-store		72,274	67,052	24,740	23,939	23,595	23,137	22,405
Acquisitions		10,669	276	4,993	3,594	2,082	1,121	276
Development		4,922	1,732	1,770	1,566	1,586	1,385	1,000
Non-residential		593	575	188	235	170	160	219
Total NOI		$88,458	$69,635	$31,691	$29,334	$27,433	$25,803	$23,900

Same-store metrics
Operating margin		64%	63%	64%	64%	64%	65%	63%
Retention		63%	56%	60%	63%	71%	72%	60%

Same-store effective lease rate growth
New		10.8%	(5.5)%	10.5%	11.7%	10.0%	8.7%	3.2%
Renewal		10.2%	3.8%	10.1%	10.9%	9.2%	8.2%	5.1%
Blended		10.4%	(0.6)%	10.3%	11.2%	9.5%	8.4%	4.3%
______________________________
(1)     Includes revenues and expenses from retail operations at multifamily communities.
(2)    Utility costs reimbursed by residents are included in real estate rental revenue on our consolidated statements of operations. Utility reimbursements totaled $5.4 million and $4.3 million for the nine months ended September 30, 2022 and 2021, respectively, and $1.9 million, $1.8 million, $1.8 million, $1.5 million and $1.5 million for the three months ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021, respectively.

Same-Store Operating Results - Multifamily (Dollars in thousands, except Average Effective Monthly Rent per Home)

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Home
Quarter-to-Date Comparison	Apt Homes	Q3 2022	Q3 2021	% Chg	Q3 2022	Q3 2021	% Chg	Q3 2022	Q3 2021	% Chg	Q3 2022	Q3 2021	% Chg	Q3 2022	Q3 2021	% Chg
Virginia	5,138	$30,454	$27,650	10.1%	$10,840	$10,072	7.6%	$19,614	$17,578	11.6%	95.4%	95.8%	(0.4)%	$1,855	$1,665	11.4%
DC / Maryland	1,520	8,317	7,758	7.2%	3,191	2,931	8.9%	5,126	4,827	6.2%	96.5%	95.8%	0.7%	1,801	1,672	7.7%
DC Metro Total	6,658	$38,771	$35,408	9.5%	$14,031	$13,003	7.9%	$24,740	$22,405	10.4%	95.6%	95.8%	(0.2)%	$1,843	$1,666	10.6%

Sequential Comparison	Apt Homes	Q3 2022	Q2 2022	% Chg	Q3 2022	Q2 2022	% Chg	Q3 2022	Q2 2022	% Chg	Q3 2022	Q2 2022	% Chg	Q3 2022	Q2 2022	% Chg
Virginia	5,138	$30,454	$29,112	4.6%	$10,840	$10,292	5.3%	$19,614	$18,820	4.2%	95.4%	95.7%	(0.3)%	$1,855	$1,789	3.7%
DC / Maryland	1,520	8,317	8,086	2.9%	3,191	2,967	7.5%	5,126	5,119	0.1%	96.5%	96.4%	0.1%	1,801	1,756	2.6%
DC Metro Total	6,658	$38,771	$37,198	4.2%	$14,031	$13,259	5.8%	$24,740	$23,939	3.3%	95.6%	95.8%	(0.2)%	$1,843	$1,781	3.5%

Year-to-Date Comparison	Apt Homes	YTD 2022	YTD 2021	% Chg	YTD 2022	YTD 2021	% Chg	YTD 2022	YTD 2021	% Chg	YTD 2022	YTD 2021	% Chg	YTD 2022	YTD 2021	% Chg
Virginia	5,138	$88,244	$82,466	7.0%	$31,316	$29,737	5.3%	$56,928	$52,729	8.0%	95.6%	95.4%	0.2%	$1,794	$1,665	7.7%
DC / Maryland	1,520	24,458	23,175	5.5%	9,112	8,852	2.9%	15,346	14,323	7.1%	96.3%	94.0%	2.3%	1,759	1,690	4.1%
DC Metro Total	6,658	$112,702	$105,641	6.7%	$40,428	$38,589	4.8%	$72,274	$67,052	7.8%	95.7%	95.1%	0.6%	$1,786	$1,671	6.9%

Same-Store Operating Expenses - Multifamily (In thousands)

Quarter-to-Date Comparison	Q3 2022	Q3 2021	$ Change	% Change	% of Q3 2022 Total
Controllable (1)	$7,355	$6,591	$764	11.6%	52.4%
Non-Controllable (2)	6,676	6,412	264	4.1%	47.6%
Total same-store operating expenses	14,031	13,003	1,028	7.9%	100.0%
Utility reimbursements	(1,461)	(1,427)	(34)	2.4%
Total same-store operating expenses, net of utility reimbursements	$12,570	$11,576	$994	8.6%

Sequential Comparison	Q3 2022	Q2 2022	$ Change	% Change	% of Q3 2022 Total
Controllable	$7,355	$6,744	$611	9.1%	52.4%
Non-Controllable	6,676	6,515	161	2.5%	47.6%
Total same-store operating expenses	14,031	13,259	772	5.8%	100.0%
Utility reimbursements	(1,461)	(1,408)	(53)	3.8%
Total same-store operating expenses, net of utility reimbursements	$12,570	$11,851	$719	6.1%

Year-to-Date Comparison	YTD 2022	YTD 2021	$ Change	% Change	% of YTD 2022 Total
Controllable	$20,435	$19,600	$835	4.3%	50.5%
Non-Controllable	19,993	18,989	1,004	5.3%	49.5%
Total same-store operating expenses	40,428	38,589	1,839	4.8%	100.0%
Utility reimbursements	(4,453)	(4,208)	(245)	5.8%
Total same-store operating expenses, net of utility reimbursements	$35,975	$34,381	$1,594	4.6%

______________________________
(1) Controllable operating expenses consist of:
Payroll, Repairs & Maintenance, Marketing, Administrative and other
(2) Non-Controllable operating expenses consist of:
Utilities, Insurance and Real Estate Taxes

Acquisition and Disposition Summary (Dollars in thousands)

Acquisitions
	Location	Acquisition Date	Number of Homes	Ending Occupancy (as of September 30, 2022)	Contract Purchase Price
Carlyle of Sandy Springs	Sandy Springs, GA	February 1, 2022	389	93.1%	$105,586
Alder Park	Smyrna, GA	May 5, 2022	270	95.2%	69,750
Marietta Crossing	Marietta, GA	May 5, 2022	420	94.5%	107,900
		Total 2022	1,079		$283,236

The Oxford	Conyers, GA	August 10, 2021	240	95.8%	$48,000
Assembly Eagles Landing (1)	Stockbridge, GA	November 19, 2021	490	93.7%	106,000
		Total 2021	730		$154,000

Dispositions
	Location	Disposition Date	Square Feet	Contract Sales Price (in thousands)	GAAP (Loss) Gain on Sale
Office Portfolio (2)	VA, DC	July 26, 2021	2,370,000	$766,000	$(11,220)
Retail Portfolio (3)	VA, DC, MD	September 22, 2021	693,000	168,314	57,661
		Total 2021	3,063,000	$934,314	$46,441
______________________________
(1)    Reflects the acquisitions of 860 South and 900 Dwell in Henry County, Georgia.
(2)    Office Portfolio consists of twelve office properties: 1901 Pennsylvania Avenue, 515 King Street, 1220 19th Street, 1600 Wilson Boulevard, Silverline Center, Courthouse Square, 2000 M Street, 1140 Connecticut Avenue, Army Navy Club, 1775 Eye Street, Fairgate at Ballston and Arlington Tower.
(3)    Retail Portfolio consists of eight retail properties: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village.

Multifamily Communities
September 30, 2022

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy (1)	Ending Occupancy	% of Total Portfolio NOI (1)
Virginia
Assembly Alexandria	Alexandria, VA	532	B Value-Add	2019	1990	95.4%	93.8%	6%
Cascade at Landmark	Alexandria, VA	277	B Value-Add	2019	1988	95.7%	95.3%	3%
Clayborne	Alexandria, VA	74	A-	N/A	2008	95.9%	93.2%	1%
Riverside Apartments	Alexandria, VA	1,222	B Value-Add	2016	1971	95.0%	95.0%	12%
Bennett Park	Arlington, VA	224	A-	N/A	2007	96.8%	96.0%	4%
Park Adams	Arlington, VA	200	B	1969	1959	96.6%	99.0%	2%
The Maxwell	Arlington, VA	163	A-	N/A	2014	96.2%	96.3%	2%
The Paramount	Arlington, VA	135	B	2013	1984	95.7%	94.8%	2%
The Wellington	Arlington, VA	711	B Value-Add	2015	1960	95.6%	94.8%	7%
Roosevelt Towers	Falls Church, VA	191	B	1965	1964	94.9%	94.2%	2%
Assembly Dulles	Herndon, VA	328	B Value-Add	2019	2000	95.3%	94.2%	4%
Assembly Herndon	Herndon, VA	283	B Value-Add	2019	1991	96.2%	96.5%	3%
Assembly Leesburg	Leesburg, VA	134	B	2019	1986	96.2%	94.0%	2%
Assembly Manassas	Manassas, VA	408	B Value-Add	2019	1986	95.7%	96.1%	4%
The Ashby at McLean	McLean, VA	256	B	1996	1982	95.4%	95.3%	4%
Washington, DC
3801 Connecticut Avenue	Washington, DC	307	B Value-Add	1963	1951	96.6%	97.4%	3%
Kenmore Apartments	Washington, DC	374	B Value-Add	2008	1948	96.2%	98.1%	3%
Yale West	Washington, DC	216	A-	2014	2011	96.0%	96.3%	3%
Maryland
Bethesda Hill Apartments	Bethesda, MD	195	B	1997	1986	95.7%	94.9%	3%
Assembly Watkins Mill	Gaithersburg, MD	210	B	2019	1975	96.6%	94.3%	2%
Assembly Germantown	Germantown, MD	218	B Value-Add	2019	1990	96.9%	95.9%	2%
Total same-store communities		6,658				95.7%	95.4%	74%
______________________________
(1)     For the nine months ended September 30, 2022.

Multifamily Communities (Continued)
September 30, 2022

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy (1)	Ending Occupancy	% of Total Portfolio NOI (1)
Virginia
Trove	Arlington, VA	401	A	N/A	2020	95.1%	94.5%	5%
Georgia
The Oxford	Conyers, GA	240	B	2021	1999	94.6%	95.8%	1%
Marietta Crossing	Marietta, GA	420	B Value-Add	2022	1975	92.6%	94.5%	2%
Carlyle of Sandy Springs	Sandy Springs, GA	389	B Value-Add	2022	1972	94.7%	93.1%	3%
Alder Park	Smyrna, GA	270	B Value-Add	2022	1982	93.9%	95.2%	1%
Assembly Eagles Landing	Stockbridge, GA	490	B	2021	2000	94.6%	93.7%	4%
Total non same-store communities		2,210				94.4%	94.3%	16%
Total multifamily communities		8,868				95.4%	95.2%	90%
______________________________
(1)     For the nine months ended September 30, 2022.

Office Property
September 30, 2022

Property	Location	Year Acquired	Year Built	Net Rentable Square Feet	Leased % (1)	Ending Occupancy (1)	% of Total Portfolio NOI (2)
Washington, DC
Watergate 600	Washington, DC	2017	1972/1997	300,000	92.4%	92.4%	10%
______________________________
(1)     The leased and occupied square footage includes short-term lease agreements.
(2)     For the nine months ended September 30, 2022.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Nine Months Ended		Three Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Adjusted EBITDA (1)

Net (loss) income	$(27,337)	$23,180	$(10,739)	$(8,874)	$(7,724)	$(6,796)	$31,319
Add/(deduct):
Interest expense	18,388	28,387	6,582	6,156	5,650	5,676	8,106
Real estate depreciation and amortization	69,871	75,446	23,632	24,039	22,200	20,114	18,252
Income tax expense	—	—	—	—	—	526	—
Non-real estate depreciation	644	701	189	248	207	239	234
Severance expense	474	173	—	—	474	—	—
Transformation costs	6,645	4,796	2,399	2,023	2,223	1,839	1,016
Structuring expenses	1,101	—	121	980	—	—	—
Gain on sale of depreciable real estate, net	—	(46,441)	—	—	—	—	(46,441)
Loss on extinguishment of debt	4,917	12,727	4,917	—	—	—	12,727
Loss on interest rate derivatives	—	5,866	—	—	—	—	106
Insurance gain	—	—	—	—	—	(1,026)	—
Adjusted EBITDA	$74,703	$104,835	$27,101	$24,572	$23,030	$20,572	$25,319
______________________________
(1) Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses, gain from non-disposal activities and transformation costs. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, and the cost of debt or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure.

Long Term Debt Analysis (Dollars in thousands)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Balances Outstanding

Secured
Mortgage note payable, net (1)	$—	$71,576	$—	$—	$—
Unsecured
Fixed rate bonds	$397,324	$397,236	$397,147	$397,058	$396,993
Term loan	99,923	99,900	99,946	99,888	99,830
Credit facility	43,000	—	—	—	—
Total	$540,247	$568,712	$497,093	$496,946	$496,823

Weighted Average Interest Rates

Secured
Mortgage note payable, net	—%	4.3%	—%	—%	—%
Unsecured
Fixed rate bonds	4.5%	4.5%	4.5%	4.5%	4.5%
Term loan (2)	2.3%	2.3%	2.3%	2.3%	2.3%
Credit facility	4.0%	—%	—%	—%	—%
Weighted Average	4.1%	4.1%	4.1%	4.1%	4.1%
______________________________
(1) Elme Communities assumed mortgages of $42.8 million and $33.7 million in the acquisitions of Marietta Crossing and Alder Park, respectively, during the second quarter of 2022. The mortgages were extinguished through a defeasance process on September 1, 2022.

(2) Elme Communities has entered into an interest rate swap to effectively fix the floating interest rate on its total $100.0 million aggregate principal of its term loan outstanding as of September 30, 2022 (see page 28).

Note: The current debt balances outstanding are shown net of discounts, premiums and unamortized debt costs (see page 28).

Long Term Debt Maturities (in thousands, except average interest rates)
September 30, 2022

	Future Maturities of Debt
Year	Unsecured Debt		Credit Facility	Total Debt	Avg Interest Rate
2022	$—		$—	$—	—%
2023	100,000	(1)	—	100,000	2.3%
2024	—		—	—	—%
2025	—		43,000	43,000	4.0%
2026	—		—	—	—%
Thereafter	400,000		—	400,000	4.5%
Scheduled principal payments	$500,000		$43,000	$543,000	4.1%
Net discounts/premiums	(122)		—	(122)
Loan costs, net of amortization	(2,631)		—	(2,631)
Total maturities	$497,247		$43,000	$540,247	4.1%
Weighted average maturity = 6.3 years
______________________________
(1)    Elme Communities entered into an interest rate swap to effectively fix a LIBOR plus 110 basis points floating interest rate to a 2.31% all-in fixed rate for the remaining $100.0 million portion of the 2018 Term Loan. The interest rates are fixed through the term loan maturity of July 2023.

Debt Covenant Compliance

	Unsecured Public Debt Covenants		Unsecured Private Debt Covenants
	Notes Payable		Line of Credit and Term Loans		Notes Payable
	Quarter Ended September 30, 2022	Covenant	Quarter Ended September 30, 2022	Covenant	Quarter Ended September 30, 2022	Covenant
% of Total Indebtedness to Total Assets(1)	27.1%	≤ 65.0%	N/A	N/A	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	3.4	≥ 1.5	N/A	N/A	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	—%	≤ 40.0%	N/A	N/A	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	3.7	≥ 1.5	N/A	N/A	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	22.0%	≤ 60.0%	22.0%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	4.73	≥ 1.50	4.73	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	—%	≤ 40.0%	—%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6)	N/A	N/A	22.0%	≤ 60.0%	22.0%	≤ 60.0%
______________________________
(1)    Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.
(2)    Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.
(3)    Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.
(4)    Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.
(5)    Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6)    Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

Capital Analysis (In thousands, except per share amounts)

			Three Months Ended
			September 30, 2022		June 30, 2022		March 31, 2022		December 31, 2021		September 30, 2021
Market Data

Shares Outstanding			87,504		87,392		87,414		86,261		84,628
Market Price per Share			$17.56		$21.31		$25.50		$25.85		$24.75
Equity Market Capitalization			$1,536,570		$1,862,324		$2,229,057		$2,229,847		$2,094,543

Total Debt			$540,247		$568,712		$497,093		$496,946		$496,823
Total Market Capitalization			$2,076,817		$2,431,036		$2,726,150		$2,726,793		$2,591,366

Total Debt to Market Capitalization			0.26	:1	0.23	:1	0.18	:1	0.18	:1	0.19	:1

Earnings to Fixed Charges(1)			-0.6x		-0.4x		-0.4x		-0.2x		-1.7x
Debt Service Coverage Ratio(2)			4.1x		4.0x		4.1x		3.6x		3.1x

Dividend Data	Nine Months Ended		Three Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022		June 30, 2022		March 31, 2022		December 31, 2021		September 30, 2021
Total Dividends Declared	$44,708	$65,372	$14,918		$14,900		$14,890		$14,646		$14,437
Common Dividend Declared per Share	$0.51	$0.77	$0.17		$0.17		$0.17		$0.17		$0.17
Payout Ratio (Core FFO basis)	79.7%	86.5%	73.9%		81.0%		85.0%		100.0%		85.0%
Payout Ratio (Core AFFO basis)	77.3%	84.6%
______________________________
(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized. The earnings to fixed charges ratio includes loss on extinguishment of debt of $4.9 million and $12.7 million for the three months ended September 30, 2022 and September 30, 2021 respectively.

(2) Debt service coverage ratio is computed by dividing Adjusted EBITDA (see page 26) by interest expense and principal amortization.